EXHIBIT 16.1

May 29, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by Fountain Powerboat Industries, Inc. which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Fountain Powerboat Industries, Inc. Form 8-K Current Report dated May 26, 2008.

We agree with the statements concerning Dixon Hughes PLLC in such Form 8-K.

Sincerely,

Dixon Hughes PLLC